Australian Government

IP Australia

CERTIFICATE OF REGISTRATION OF

TRADE MARK

No. 1704565

The **Registrar of Trade Marks** hereby certifies -

That the trade mark represented on this certificate was filed as Trade Mark No. 1704565 on **2 July 2015**. It is due for renewal on **2 July 2025** and **J J Holand Limited** of **International Trust Building Wickhams Cay Road Town Tortola BRITISH VIRGIN ISLANDS** has been entered in the register of Trade Marks as the owner of the trade mark.

The trade mark is registered in the following class(es): **3**

4U2

The goods and/or services for which the trade mark is registered, plus an endorsement, additional owners or other information relating to the registration, are listed on the attached pages.

COMMONWEALTH OF AUSTRALIA
AUSTRALIA
TRADE MARK OFFICE

Given under my hand and the seal of the Trade Marks Office on 3 March 2016

REGISTRAR OF TRADE MARKS

CERTIFICATE OF REGISTRATION OF TRADE MARK ATTACHMENT

No. 1704565

The trade mark is also registered for the following goods and/or services:

Cosmetics and cosmetic preparations; make-up; skin foundation; eyebrow cosmetics; eyebrow pencils; make-up removing preparations; nail enamel (cosmetics); nail enamel remover (cosmetics); lipstick; lip gloss; mascara; liners (cosmetics) for the eyes; lip liners; cosmetic pencils; deodorants for personal use; toiletries; lotions for cosmetic purposes; petroleum jelly for cosmetic purposes; soap; perfume; non-medicated skin care products; cosmetic preparations for baths; shower preparations; oils for cosmetic purposes; hair care preparations being goods/services in **Class 3**